SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 4, 2010

CASCADE BANCORP
(Exact name of Registrant as specified in its charter)

Oregon	0-23322	93-1034484
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

1100 NW Wall Street
Bend, Oregon 97701
(Address of principal executive offices)
(Zip Code)

(541) 385-6205
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K file is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 4, 2010, Cascade Bancorp (the “Company”) announced its intention to amend its previously filed Forms 10-K and 10-Q and restate its results of operations and financial condition for the year ended December 31, 2009 and three month period ended March 31, 2010.  Accordingly those reports can no longer be relied upon.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On August 3, 2010, the Audit Committee of the Company concluded, based upon the findings of its bank regulatory examination and recommendation of management, that the Company’s previously issued financial statements as of and for the year ended December 31, 2009 and three month period ended March 31, 2010, as reported in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, respectively, can no longer be relied upon. This determination was made in connection with an examination by banking regulators of Bank of the Cascades, the Company’s wholly-owned subsidiary (“Bank”). The Bank has amended its Call Report of Condition (‘Call Report’) for the subject periods, and intends to amend the subject Forms 10-K and 10-Q no later than September 15, 2010, to reflect the changes and adjustments set forth below.

The Bank regulatory examination commenced on March 15, 2010, and at the conclusion of the on-site examination of the Bank, examiners orally informed the Company that it was their opinion that the allowance for loan and lease losses (‘ALLL’) was underfunded as of the subject dates.  Following significant discussion and consideration, on July 29, 2010 the Bank received written specification of the required Call Report amendments.  Directly thereafter and upon discussion of the adjustments with its outside independent accountants and financial reporting consultants, on August 3, 2010 the Company’s Audit Committee made a determination that it was in the Company’s best interests to amend the subject Form 10-K and Form 10-Q to reflect this change. As of the date of this filing and based on its initial estimates the Company anticipates the following changes to the previously reported financial results:

For December 31, 2009 and Full Year Period then Ended:

•	The Company’s net loss after tax for the year ended December 31, 2009, will increase from $93.1 million to approximately $114.8 million.
•	Earnings per share for the year, previously reported to be a loss of $3.32, will increase to a loss of approximately $4.10.
•	The loan loss provision will increase from $113.0 million to approximately $134.0 million.
•	The ALLL will increase to approximately $58.6 million from the previously reported $37.6 million.
•	Shareholders’ equity at December 31, 2009 will be $23.3 million compared to the previously reported $45.0 million.
•	Bank equity at December 31, 2009 will be $88.8 million compared $110.5 million previously reported in the Call Report.

For March 31, 2010 and the Three Months then Ended:

•	The Company’s net loss for the three months ended March 31, 2010, previously reported at $24.4 million will be a reduced to a net loss of approximately $11.3 million.
•	Earnings per share for the quarter, previously reported to be a loss of $0.87, will be reduced to a loss of approximately $0.40.
•	The loan loss provision will decline from $25.9 million to approximately $13.5 million.
•	The ALLL will increase to approximately $60.1 million from the previously reported $51.5 million.
•	Shareholders’ equity at March 31, 2010 will decrease to approximately $12.6 million compared to the previously reported $21.2 million.
•	Bank equity at March 31, 2010 will be $79.9 million compared to $88.5 million previously reported in the Call Report.

Preliminary June 30, 2010 Financial Statements

On July 30, 2010, the Bank filed its required Call Report for the second quarter ended June 30, 2010. As of that date, the Bank is maintaining an ALLL of approximately $58 million substantially comparable to the balance of reserves for the amended periods.  At June 30, 2010 its ALLL is approximately 4.27% of gross loans as compared to 3.79% at December 31, 2009 and 4.10% at March 31, 2010.  Because of the increased level of ALLL for prior periods (as amended), and coupled with ongoing loan reduction and relative  improvement in credit metrics, the Bank and the Company are expected to report earnings for the second quarter of 2010 which is approximately at breakeven level.  The Company can provide no assurance or guidance as to its financial prospects for succeeding quarters given the high level of uncertainty as to the economy and other factors described in the Company’s filings and disclosures.

Bank Capital ratios

Regulatory capital ratios are also affected by the amendments to the Call Reports as of December 31, 2009 and March 31, 2010.

The following table sets forth the Bank’s revised and as reported capital ratios as of the dates set forth below:

As Revised	As revised 12/31/2009	As revised 3/31/2010	Preliminary 6/30/10
Tier 1 leverage ratio	3.75%	3.55%	3.81%
Tier 1 risk-based capital ratio	4.97%	4.57%	5.08%
Total risk-based capital ratio	6.25%	5.85%	6.37%

As Previously Reported	As reported 12/31/09	As reported 3/31/10	Preliminary 6/30/10
Tier 1 leverage ratio	4.69%	3.94%	3.81%
Tier 1 risk-based capital ratio	6.20%	5.07%	5.08%
Total risk-based capital ratio	7.46%	6.35%	6.37%

Well capitalized banks are generally required to maintain a tier 1 leverage ratio of 5%, a tier 1 risk-based capital ratio of 6% and total risk-based capital ratio of 10%.  However, pursuant to the regulatory order under which the Bank is operating, we are required to maintain a Tier 1 leverage ratio of at least 10%.  In this regard, the Company and Bank are continuing to pursue raising a minimum of $150 million in additional capital as disclosed in prior filings and releases.

Management is in the process of re-evaluating the effectiveness of the Company’s disclosure controls and procedures as of the subject dates to determine and identify any material weaknesses in the Company’s internal controls over financial reporting which may have existed based on subsequent events. Management intends to complete its evaluation for the consideration of the Company’s Audit Committee as promptly as possible

The Company has discussed the matters disclosed in this Item 4.02 with Delap LLP, the Company’s independent registered public accounting firm.

The information in this Item 4.02 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 4.02 shall not be incorporated by reference into any offering circular, report or other document filed with the Securities and Exchange Commission by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Forward Looking Statements

This Report includes “forward looking statements” that involve uncertainties and risks.  There can be no assurance that actual results will not differ materially from the Company’s expectations or any results expressed or implied by such forward looking statements.  The Company notes that the financial information set forth above reflects the Company’s estimates and is preliminary as of the date of this filing.  Factors which could cause materially different results include, among others, the risk that the revised accounting treatment described herein changes, as may be determined by the Company and/or as required by the SEC or other regulatory agencies; the risk that these matters could adversely affect the Company’s ability to make timely filings with the Commission; risks of damage to the Company's business and reputation arising from these matters; and other risks and uncertainties discussed more fully in the Company’s SEC filings, including those discussed under Item 1A, “Risk Factors,” in the Company’s annual report on Form 10-K for the year ended December 31, 2009, and in subsequent quarterly reports on Form 10-Q.  The Company disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this Report, except as required under federal securities laws.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

CASCADE BANCORP

By:	/s/ Gregory D. Newton
Gregory D. Newton
Executive Vice President/CFO

Date:   August 4, 2010